Exhibit (i): Opinion and Consent of Counsel
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                                October 28, 1998

                         Opinion and Consent of Counsel

Capital Management Investment Trust
107 North Washington Street
Post Office Box 4365
Rocky Mount, North Carolina 27803-0365

Ladies and Gentlemen:

         This  opinion  is  given  in  connection  with the  filing  by  Capital
Management Investment Trust, a Massachusetts business trust ("Trust"), of Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 7 under the Investment Company Act of 1940 ("1940 Act"), relating to an indefinite amount of authorized shares of beneficial interest of the separate series of the Trust, Capital Management Small-Cap Fund and Capital Management Energy Fund. The authorized shares of beneficial interest of the Capital Management Small-Cap Fund and the Capital Management Energy Fund are hereinafter referred to as the "Shares."

         We have examined the following Trust documents: Declaration of Trust; By-Laws; Post-Effective Amendment No. 3 on Form N-1A filed on March 26, 1996; Post-Effective Amendment No. 4 to the Registration Statement filed on March 31, 1997; Post-Effective Amendment No. 5 to the Registration Statement filed on March 31, 1998; pertinent provisions of the laws of the Commonwealth of Massachusetts; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

1. Capital Management Investment Trust is a Massachusetts business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts; and

2. The Shares to be offered for sale by Capital Management Investment Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

         This letter expresses our opinion as to the Massachusetts business trust law governing matters such as the due organization of Capital Management Investment Trust and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the Commonwealth of Massachusetts or to federal securities or other laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert Price & Rhoads under the caption "Legal Matters" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.


                                                      Very truly yours,

                                                      DECHERT PRICE & RHOADS